UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

WINTRUST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 22, 2015, Wintrust Financial Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Incapital LLC and U.S. Bancorp Investments, Inc. (together with Incapital LLC, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 5,000,000 shares of the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value per share (the “Series D Preferred Stock”), with a liquidation preference of $25 per share.  The Underwriters do not have an option to purchase any additional shares of Series D Preferred Stock pursuant to the Underwriting Agreement. The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement (as defined below) related to the Offering.  The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The Company completed the Offering on June 25, 2015.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-196600) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”), including the prospectus contained therein dated June 9, 2014, and the preliminary prospectus supplement, free writing prospectus and final prospectus supplement, each dated June 22, 2015 and filed by the Company with the SEC.

The Company estimates that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $120.8 million.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  In connection with the issuance of the Series D Preferred Stock in the Offering, Sidley Austin LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 3.03.  Material Modification to the Rights of Security Holders.

In connection with the Offering, the Company established a new series of preferred stock, designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D. On June 24, 2015, the Company filed the Certificate of Designations relating to the Series D Preferred Stock with the Secretary of State of the State of Illinois (the “Certificate of Designations”), which became effective upon filing.  The Certificate of Designations establishes the rights, preferences, privileges, qualifications, restrictions and limitations of the Series D Preferred Stock.

The Series D Preferred Stock ranks senior to the Company’s common stock and each other class or series of capital stock it may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company. The Preferred Stock will rank on a parity with the Company’s 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, no par value, and each other class or series of capital stock the Company may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company.

Under the terms of the Series D Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire the Company’s common stock or any other stock ranking junior to or on a parity with the Series D Preferred Stock, is subject to restrictions in the event that the Company has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series D Preferred Stock for the most recently completed dividend period.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A form of the global certificate of the Series D Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2015, the Company filed the Certificate of Designations with the Secretary of State of the State of Illinois amending the amended and restated articles of incorporation. The Certificate of Designations creates the Series D Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, establishes the terms of the Series D Preferred Stock, fixes the authorized number of shares to 5,000,000 and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations. The Certificate of Designations became effective with the Secretary of State of the State of Illinois upon filing.

Dividends on the Series D Preferred Stock are payable quarterly in arrears when, as and if declared by the Company’s Board of Directors or a duly authorized committee thereof (collectively, the “Board”) at a rate of 6.50% per annum on the liquidation preference of $25 per share from the date of the issuance to but excluding July 15, 2025.  From and including July 15, 2025, dividends on the Series D Preferred Stock will be payable quarterly in arrears, when, as and if declared the Board, at a floating rate equal to the then applicable three-month LIBOR (as defined in the Certificate of Designations) plus a spread of 4.06% per annum. The dividend rate of such floating rate dividends will be reset quarterly.

Dividends on the Series D Preferred Stock will be non-cumulative. If for any reason the Board does not declare a dividend on the Series D Preferred Stock for a quarterly dividend period, the Company will have no obligation to pay any dividends for that period, whether or not the Board declares a dividend on the Series D Preferred Stock for any future dividend period. Under the terms of the Series D Preferred Stock, the ability of the Company to pay or declare and set aside for payment dividends, or to redeem, purchase or acquire the Company’s common stock or any other stock ranking junior to or on parity with the Series D Preferred Stock, is subject to restrictions in the event that the Company has not declared a dividend on the Series D Preferred Stock for the most recently completed dividend period.

The Series D Preferred Stock has no stated maturity date, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at the Company’s option.  The Company may redeem the Series D Preferred Stock, (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined in the Certificate of Designations), in each case at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.

The holders of the Series D Preferred Stock generally do not have any voting rights, except as required by Illinois law or as may be required by the rules of the NASDAQ Global Select Market. However, the Company may not amend its articles of incorporation so as to materially and adversely affect the rights of the Series D Preferred Stock, issue capital stock ranking senior to the Series D Preferred Stock or take certain other actions without the approval of holders of at least two-thirds (2/3) of all outstanding shares of the Series D Preferred Stock and any voting preferred stock then outstanding and entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences.  In addition, holders of the Series D Preferred Stock, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock (as defined in the Certificate of Designations) then outstanding will be entitled to elect two additional members to the Board if the Company has not paid dividends on the Series D Preferred Stock for six or more quarterly dividend periods, whether or not consecutive.

The foregoing description of the Series D Preferred Stock and the Certificate of Designations is

qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 22, 2015, among Wintrust Financial Corporation, Incapital LLC and U.S. Bancorp Investments, Inc.

3.1

Certificate of Designations of Wintrust Financial Corporation filed on June 24, 2015 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series D Preferred Stock.

4.1	Form of Global Certificate Evidencing Shares of the Company’s Series D Preferred Stock.

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel and Corporate Secretary

Date: June 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 22, 2015, among Wintrust Financial Corporation, Incapital LLC and U.S. Bancorp Investments, Inc.

3.1

Certificate of Designations of Wintrust Financial Corporation filed on June 24, 2015 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series D Preferred Stock.

4.1	Form of Global Certificate Evidencing Shares of the Company’s Series D Preferred Stock.

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof).